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                                   EXHIBIT 5

          OPINION OF BARLEY, SNYDER, SENFT & COHEN, LLP RE: LEGALITY
          ----------------------------------------------------------

Paul G. Mattaini

Direct Dail Number (717) 399-3519
                                                                December 5, 1996


Fulton Financial Corporation                    The Woodstown National Bank &
One Penn Square                                   Trust Comapny
P.O. Box 4887                                   One South Main Street
Lancaster, PA 17604                             Woodstown, NJ 08098

     Re: Merger of Fulton Financial Corporation
         and The Woodstown National Bank & Trust Company
         -----------------------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel to Fulton Financial Corporation ("FFC") in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-4 (the "Registration Statement"), of 2,880,000 shares of the $2.50 par value common stock of FFC, which is the maximum number of shares to be issued pursuant to the terms of the Merger Agreement dated September 30, 1996, as amended as of December 1, 1996 (the "Merger Agreement"), entered into between FFC and The Woodstown National Bank & Trust Company ("WNB").

     The following transactions will occur upon consummation of the Merger
Agreement: (i) FFC will organize a national banking association ("WNB Interim National Bank") as a wholly-owned subsidiary of FFC, (ii) WNB will be merged with and into WNB Interim National Bank (the "Merger"), (iii) WNB Interim National Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Woodstown National Bank & Trust Company," and (iv) each issued and outstanding share of the $0.22 par value common stock of WNB (the
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"WNB Common Stock") will be converted into 1.60 shares of the $2.50 par value common stock of FFC (the "FFC Common Stock").

     This Opinion Letter is provided pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991), as supplemented or modified by the Pennsylvania Third-Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the Pennsylvania Bar Association's Section of Corporation, Banking & Business Law
(1992). As a consequence , this Opinion Letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter shall be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the Commonwealth of Pennsylvania.

     Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined and set forth in the Merger Agreement, the Accord or the Pennsylvania Supplement. Our opinions herein are subject to the following conditions and assumptions, in addition to those set forth in the Accord and the Pennsylvania Supplement:

     (1) All of the shares of WNB Common Stock that are issued and outstanding at the time of the Merger will be duly authorized, validly issued, fully paid and nonassessable;

     (2) All conditions precedent to the obligations of FFC and WNB as set forth in the Merger Agreement will have been satisfied at the time of the Merger;

     (3) All covenants required to be performed by FFC and WNB on or before the date of consummation of the Merger, as set


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         forth in the Merger Agreement, will have been performed by them as of such date; and

     (4) The shares of FFC Common Stock will be issued, and the Merger will be consummated, in strict accordance with the terms of the Merger Agreement and the statutory laws of the United States of America, the Commonwealth of Pennsylvania and the State of New Jersey.

     Based upon and subject to the foregoing, we are of the opinion that the shares of FFC Common Stock to be issued in connection with the Merger have been duly authorized and, when issued, will be legally issued, fully paid and nonassessable.

                                        Very truly yours,

                                        BARLEY, SNYDER, SENFT & COHEN, LLP



                                        By:
                                           -----------------------------
                                           Paul G. Mattaini, Esquire